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             MORGAN STANLEY DEAN WITTER CAPITAL APPRECIATION FUND

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY 24, 1999

     The undersigned shareholder of Morgan Stanley Dean Witter Capital Appreciation Fund does hereby appoint BARRY FINK, ROBERT M. SCANLAN and JOSEPH MCALINDEN and each of them, as attorneys-in-fact and proxies of the undersigned, each with the full power of substitution, to attend the Special Meeting of Shareholders of Morgan Stanley Dean Witter Capital Appreciation Fund to held on February 24, 1999, in Conference Room A, Forty-Fourth Floor, Two World Trade Center, New York, New York at 10:00 A.M., New York time, and at all adjournments thereof and to vote the shares held in the name of the undersigned on the record date for said meeting for the Proposal specified on the reverse side hereof. Said attorneys-in-fact shall vote in accordance with their best judgment as to any other matter.





                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.
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     PLEASE MARK BOXES
[X]  IN BLACK OR BLUE INK

The Proposal:


Approval of the Agreement and Plan of                FOR    AGAINST    ABSTAIN
Reorganization, dates as of October 28, 1998,
pursuant to which substantially all of the assets    [ ]      [ ]        [ ]
of Morgan Stanley Dean Witter Capital Appreciation Fund would be combined with those of Morgan Stanley Dean Witter American Value Fund and shareholders of Morgan Stanley Dean Witter Capital Appreciation Fund would become shareholders of Morgan Stanley Dean Witter American Value Fund receiving shares in Morgan Stanley Dean Witter American Value Fund with a value equal to the value of their holdings in Morgan Stanley Dean Witter Capital Appreciation Fund.


Please sign personally. If the shares are registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for corporations.

                                                      Date_____________________

          Please make sure to sign and date this Proxy using black or blue ink.

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                                Shareholder sign in the box above

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                             ---------------------------------------
                             Co-Owner (if any) sign in the box above


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                      - - PLEASE DETACH AT PERFORATION - -

                          MORGAN STANLEY DEAN WITTER
                           CAPITAL APPRECIATION FUND


                                   IMPORTANT


                    PLEASE SEND IN YOUR PROXY.........TODAY!

 YOU ARE URGED TO DATE AND SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS TO SHAREHOLDERS WHO HAVE NOT RESPONDED.